SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) - May 1, 1996

   THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
     (Exact name of registrant as specified in its charter)

          Connecticut                0-13300         06-0384680
       (State or other             (Commission     (IRS Employer
 jurisdiction of incorporation)    File Number)   Identification No.)

       One State Street, Hartford, Connecticut        06102
     (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code - (203-722-1866)



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Item 5.  Other Events

On May 1, 1996, The Hartford Steam Boiler Inspection and Insurance Company (the Company) issued a press release announcing the resignation of Donald M. Carlton as executive vice president and a director of the Company. Included herewith as Exhibit 99(a) is the Company's press release related to this announcement and such information is incorporated herein by reference.

Item 7.  Exhibits.

99(a) The Company's press release dated May 1, 1996 related to resignation of Donald M. Carlton.


















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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  						THE HARTFORD STEAM BOILER
					                                  	INSPECTION AND INSURANCE COMPANY



 Dated:  May 6, 199	                     /s/ R. Kevin Price
                                             R. Kevin Price
                                             Senior Vice President
                                              and Corporate Secretary



























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